Exhibit 99.2

Financial Results Second Quarter 2013

Forward‐Looking Statements This presentation contains “forward‐looking statements” concerning First BanCorp’s (the “Corporation”) future economic performance. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward‐looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward‐looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty about whether the Corporation and FirstBank Puerto Rico (“FirstBank” or “the Bank”) will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the “FED”) and the order dated June 2, 2010 (the “Order”)that FirstBank entered into with the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico that, among other things, require FirstBank to maintain certain capital levels and reduce its special mention, classified, delinquent and non‐performing assets; the risk of being subject to possible additional regulatory actions; uncertainty as to the availability of certain funding sources, such as retail brokered CDs; the Corporation’s reliance on brokered CDs and its ability to obtain, on a periodic basis, approval from the FDIC to issue brokered CDs to fund operations and provide liquidity in accordance with the terms of the Order; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s stockholders in the future due to the Corporation’s inability to receive approval from the FED to receive dividends from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the high levels of non‐performing assets, charge‐offs and the provision expense and may subject the Corporation to further risk from loan defaults and foreclosures; adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States’ financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the FDIC, government‐sponsored housing agencies and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non‐interest expense; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; the impact on the Corporation’s results of operations and financial condition associated with acquisitions and dispositions; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; risks that downgrades in the credit ratings of the Corporation’s long‐term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact of the Dodd‐Frank Wall Street Reform and Consumer Protection Act on the Corporation’s businesses, business practices and cost of operations; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward‐looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws. Investors should refer to the Corporation’s Annual Report on Form 10‐K for the year ended December 31, 2011 for a discussion of such factors and certain risks and uncertainties to which the Corporation is subject.

Agenda �� Second Quarter 2013 Highlights: Aurelio Alemán, President & Chief Executive Officer �� Second Quarter Results of Operations: Orlando Berges, Executive Vice President & Chief Financial Officer �� Summary �� Questions & Answers

SECOND QUARTER 2013 Highlights

SECOND QUARTER 2013 Highlights Profitability • Net loss of $122.6 million, or $0.60 per diluted share, including a $72.9 million loss related to the bulk sale of assets and $66.6 million loss related to the write‐off of assets pledged as collateral with Lehman. • Adjusted net income of $16.8 million, or $0.08 per diluted share, excluding the aforementioned items. • Net interest margin increased by 8 basis points to 4.04% driven by further reductions in funding costs. Asset Quality • Total NPAs decreased for the 13th consecutive quarter by $334.7 million or 31% compared to Q1 2013. NPAs/Assets of 5.9%. • Nonperforming loans declined by $229.6 million, or 28%, from Q1 2013; Inflows of non‐performing loans declined by $78.3 million, or 44%, compared to Q1 2013. ‒ Bulk sale of nonperforming residential loans with a book value of $203.8 million and OREO properties with a book value of $19.2 million, for $128.3 million in an all cash transaction; and ‒ Completed the sale of a $40.8 million non‐performing commercial mortgage loan related to one of these loans transferred to held for sale in the first quarter without incurring in additional losses. • Provision for loan and lease losses of $87.5 million, including $67.9 million associated with the bulk sale of residential non‐performing assets. Excluding bulk sale, provision decreased to $19.6 million, down from $47.0 million for Q1 2013. Core Deposits • Core deposits, net of brokered, increased by $73.0 million in Q2 2013. • Brokered certificates of deposit (CDs) decreased by $79.3 million in Q2 2013. • Cost of core deposits (excluding brokered CDs) 0.81% in Q2 13 down from 0.84% in Q1 13. Capital • Deferred Tax Asset valuation allowance of $523 million , or $2.55/share • Q2 2013 Capital position remains strong: ‒ Risk Based Capital Ratio 16.6% compared to 17.4% in Q1 2013 ‒ Tier 1 Ratio 15.3% compared to 16.2% in Q1 2013 ‒ Leverage ratio 11.3% compared to 12.1% in Q1 2013 ‒ Tier 1 Common ratio 12.3% compared to 13.2% in Q1 2013 ‒ Tangible Common Equity Ratio 8.6% compared to 9.9% in Q1 2013 Second Quarter 2013 Highlights: CORE FRANCHISE STRONG

Second Quarter 2013 Highlights: LOAN PORTFOLIO

($ in millions)



Loan Portfolio
$11,250
$9,000
$6,750
$4,500
$2,250
$0
$10,357
$10,257
$10,140
$9,836
$9,683
60
64
85
276
238
1,479
1,459
1,884
1,671
1,917
3,738
3,628
3,049
2,932
2,776
365
353
362
223
195
1,950
1,986
2,013
2,020
2,047
2,764
2,767
2,747
2,714
2,511
2Q 2012
3Q 2012
4Q 2012
1Q 2013
2Q 2013



Loan Originations*
$1,100
$880
$660
$440
$220
$-
$838
$755
$914
$802
$1,020
10
9
4
5
3
381
243
353
260
428
16
12
39
28
15
237
304
305
279
312
194
187
214
229
262
2Q 2012
3Q 2012
4Q 2012
1Q 2013
2Q 2013
Loans Held for Sale
Commercial Mortgage
Commercial and Industrial
Construction
Consumer & Finance Leases
Residential Mortgage

Continued focus on revenue generation through growth in commercial and consumer book following recent bulk sale transactions.

- ✓ Focus on increasing Consumer and Residential Mortgage market share & rebuilding our Commercial portfolio.
- ✓ Increased focus on rebuilding commercial book in PR and FL.

Strong origination activity at $1 billion for Q2 13:

- Residential mortgages originations increased $33 million;
- Consumer loans originations increased $33 million:
  - Auto loan originations increased $11 million
  - Personal loan originations increased $13 million
  - Credit card utilization activity of $96 million
- Commercial volume increased $168 million mostly driven by second quarter renewals and the pipeline remains strong.

* Originations including refinancings and draws from existing revolving and non-revolving commitments

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Continued focus on deposit growth strategy; deposits excluding brokered CDs grew $73.0 million. We achieved this while reducing the cost of deposits net of brokered from 0.84% to 0.81%. �� Continued focus on cross‐selling opportunities. �� Reduced reliance on brokered deposits: - 33% of deposits are brokered CDs, a decline of $79.3 million compared to Q1 2013.

Results of Operations

Results of Operations: Significant Events

- **Impairment of Collateral Pledged with Lehman** - On May 13, 2013, we announced that the Bank's motion for summary judgment was denied. As a result of this decision FBP recorded a non-cash charge of $66.6 million associated with the write-off of the carrying value of the pledged securities and accrued interest.
- **Completed bulk sale of nonperforming residential mortgage loans** – On June 21, 2013 announced the bulk sale of a nonperforming pool of residential loans:
  - Unpaid principal balance of $236.6 million and OREO with appraised value of $22.3 million
  - Book value of $203.8 million, as well as $19.2 million of OREO
  - Reserves allocated to pool of $30.1 million
  - Sale price of $128.3 million in an all cash transaction
  - Transaction resulted in total charge-offs of $98.0 million and an incremental pre-tax loss of $73.0 million including $3.2 million of professional fees.
- **Completed sale of $40.8 million non-performing commercial mortgage loan** – During the second quarter completed the sale of one of two transactions moved to held for sale status in Q1 without incurring in additional losses.
- **Changes to the Puerto Rico Internal Revenue Code**
  - Corporate income taxes increased to 39% from 30%
  - 1% gross proceeds tax
  - Some business-to-business activities are subject to a sales and use tax
  - Increase on NOL carry-forward period from 10 to 12 years

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Results of Operations: NET INCOME �� Net loss of $123 million, includes: �� $66.6 million charge for the Lehman write‐off; and �� $72.9 million loss on bulk sale of loans. �� Adjusted gain of 16.8 million in Q2 2013 compared to an adjusted net loss of $4.6 million in Q1 2013 and income of $9.4 million in Q2 2012. ($ in millions) 9.4 (72.7) (122.6) $(140) $(120) $(100) $(80) $(60) $(40) $(20) $‐ $20 2Q 12 1Q 13 2Q 13 As Reported (GAAP) 9.4 (4.6) 16.8 $(10) $(5) $‐ $5 $10 $15 $20 2Q 12 1Q 13 2Q 13 Adjusted

Results of Operations: REVENUE & MARGIN EXPANSION �� NIM expanded 8 basis points, while net interest income increased $2.4 million compared to Q1 13. �� NIM increased 58 basis points yearover‐ year. �� Net interest income increased $2.4 million in the second quarter due to: - $2.0 million decrease in interest expense, due largely to a reduction in the average cost of deposits. - Other items impacting the improved margin was a $1.1 million increase in interest income on investment securities having deployed some excess liquidity into higher yielding investments. - Offsetting these items was a $1.0 million decline in interest income. ($ in millions)

Results of Operations: COST OF FUNDS �� Cost of total deposits, excluding brokered CDs, decreased to 0.81% from 0.84% in Q2 2013. �� The average rate paid on non‐brokered deposits, including interest‐bearing checking accounts, savings and retail CDs, declined by 5 basis points to 0.93% during the second quarter. �� The average cost and balance of brokered CDs continued to decrease during the second quarter of 2013 as the Corporation repaid approximately $481.6 million of matured brokered CDs with an all‐in cost of 1.58% and new issuances amounted to $402.0 million with an all‐in cost of 0.72% �� $1.8 billion of brokered CDs at an average cost of 1.28% mature in the next twelve months. (Renewals at current rates of approximately 75 basis points). 1.13% 1.03% 1.01% 0.98% 0.93% 0.99% 0.91% 0.88% 0.84% 0.81% 0.60% 0.90% 1.20% 2Q 2012 3Q 2012 4Q 2012 1Q 2013 2Q 2013 Interest Bearing Deposits, Excluding Brokered Total Deposits, Excluding Brokered CDs

Results of Operations: NON‐INTEREST INCOME �� Non‐interest income (loss) of $(51.7) million in Q2 2013. Write‐off of Lehman collateral of 66.6 million reflected in non interest income. Excluding this charge, adjusted noninterest income of $14.3 million for Q2 13. �� Reduction of $4.9 million for Q2 13 compared to Q1 13 relates to: - $3.4 million charge for restructured CRE loan held for sale where properties were received in partial satisfaction of debt; and - $1.8 million reduction in fair value of residential mortgage loans held for sale. * Non interest income excludes equity losses of unconsolidated entities and write down of collateral pledged to Lehman in Q2 2013. ($ in millions)

Results of Operations: OPERATING EXPENSES �� Increase of $8.1 million in credit related expenses: - $1.9 million loss on OREO sales as part of the bulk sale transaction - $5.3 million in fair value adjustment of almost all commercial OREOs in the VI �� $3.2 million impact of new tax on gross revenues enacted by the PR tax authorities. Includes $1.7 million retroactive impact from Q1 13. �� Increase of $2.7 million in outsourcing technology services to FIS, partially offset by savings of $1.8 million in compensation expense and computer applications maintenance fees through the relationship with FIS. ($ in millions) Q1 13 Q2 13 Credit related expenses 9.2 $ 17.3 $ Bulk sale professional fees 3.9 3.1 Terminated preferred stock exchange 1.1 0.1 Outsourcing technology services 1.3 4.3 Taxes other than income tax 3.0 6.2 All other expenses 79.5 80.3 Total 98.0 $ 111.3 $ 1,639 506 1,790 1,087 752 $‐ $1,800 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q Loans Held for Sale Repossessed Assets & Other NPLs Held for Investment 2010 2011 2012 2013

Results of Operations: ASSET QUALITY �� NPAs are down over $1 billion, or 58%, since the peak in Q1 10; and $335 million, or 31%, compared to Q1 13. �� Total NPLs are also down over $1 billion, or 73%, since the peak in Q1 10; and $230 million, or 28%, compared to Q1 13. �� Commercial NPLs are being carried at 57.4% of unpaid principal balance, net of specific reserves. ($ in millions) 1 As of June 30, 2013 2 Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge‐offs Non‐performing Assets Q2 13 Q1 13 $ ∆ % ∆ Residential 134 $ 311 $ (178) $ (57%) Consumer 35 34 2 5% C&I and CRE 269 278 (9) (3%) Construction 68 60 8 14% Loans HFS 95 148 (53) (36%) NPLs 601 831 (230) (28%) REO & Repo Prop 151 191 (41) (21%) Other ‐ 65 (65) (100%) NPAs 752 $ 1,087 $ (335) $ (31%) Product Book Value Accumulated Charge‐offs Reserves Net Carrying Amount2 C & I $129.1 $45.1 $28.2 57.9% CRE 177.6 42.9 29.7 67.1% Construction 125.1 104.5 15.6 47.7% Total $431.8 $192.5 $73.5 57.4% Commercial Non‐performing Loans (includes HFS) 1

Results of Operations: NET CHARGE‐OFFS & ALLOWANCE COVERAGE ($ in millions) �� Total net charge‐offs for Q2 2013 were $129 million, or 5.25% of average loans. �� The bulk loan sales completed in the last two quarters and the transfer of loans to held for sale in the first quarter added $98.0 million and $134.5 million in charge‐offs in Q2 13 and Q1 13, respectively. �� Adjusted net charge‐offs, excluding the impact of the bulk loan sales and the transfer of loans to held for sale, amounted to $31.0 million, or an annualized 1.29% of average loans, decreasing by $38.6 million compared to Q1 2013. Net Charge‐offs * Annualized $52 $41 $41 $204 $129 $457 $446 $435 $343 $301 4.44% 4.37% 4.33% 3.58% 3.19% 2.03% 1.58% 1.59% 8.10% 5.25% 0.0% 2.1% 4.2% 6.3% 8.4% $‐ $125 $250 $375 $500 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 ALLL ALLL to Loans NCOs to Average Loans *

Results of Operations: CAPITAL POSITION �� The Corporation’s total stockholders’ equity amounted to $1.2 billion as of June 30, 2013, a decrease of $181.7 million from March 31, 2013, driven by the net loss of $122.6 million and a decrease of $60 million in other comprehensive income due to unrealized losses on availablefor‐ sale securities attributed to changes in market interest rates. �� The capital levels continue to be strong as First BanCorp executes on its strategic plan. Capital Ratios 17.3% Total Capital Ratio 17.4% 16.6% 16.0% Tier 1 Capital Ratio 16.2% 15.3% 12.5% Leverage Ratio 12.1% 11.3% 13.1% Tier 1 Common Ratio 13.2% 12.3% 10.3% Tangible Common Ratio 9.9% 8.6% 7.5% 10.0% 12.5% 15.0% 17.5% 20.0% 2Q 2012 3Q 2012 4Q 2012 1Q 2013 2Q 2013

Summary: KEY QUARTER HIGHLIGHTS Executing Strategic Plan: • Asset Quality: Remains our top priority. 13th Consecutive Quarter of reductions in NPAs, down $335 million or 31% compared to prior quarter. • Profitability: Our NIM improved 8 basis points to 4.04% compared to Q1 through reduced funding costs. We are keenly focused on the optimization of our expense base. • Core Deposits: Increased $73 million this quarter while reducing reliance on brokered CDs by $79 million. • Loan Originations: We had solid loan originations this quarter at over $1 billion and will look to rebuild our C&I book while strengthening our dominant position on the island in consumer and auto lending; and • Capital Position: Our capital position remains strong allowing us to continue to aggressively address our legacy asset issues. Our deferred tax asset valuation allowance is $523 million.

SECOND QUARTER 2013 Q&A

EXHIBITS

1 First BanCorp

Results of Operations: SECOND QUARTER 2013 FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)

	Q2 2013	Q1 2013	Variance	Q2 2012
Interest income	$ 160,670	$ 160,225	$ 444	$ 153,652
Interest expense	33,782	35,732	(1,950)	44,947
Net interest income	126,888	124,493	2,394	108,705
Provision for loan and lease losses	87,464	111,123	(23,658)	24,884
Non-interest income	14,263	19,167	(4,904)	16,513
Impairment of collateral pledged with Lehman	(66,574)	-	(66,574)	-
Equity in losses of unconsolidated entities	648	(5,538)	6,186	(2,491)
Total non-interest income	(51,663)	13,629	(65,292)	14,022
Personnel expense	33,116	33,554	(439)	31,101
Occupancy and equipment expense	14,946	15,070	(124)	15,181
Insurance and supervisory fees	12,699	12,806	(107)	13,302
REO expense	14,829	7,310	7,518	6,786
Other operating expenses	35,734	29,270	6,464	20,572
Pre-tax income (loss)	(123,562)	(71,011)	(52,551)	10,901
Income tax expense	(979)	1,622	(2,601)	1,545
Net income (loss)	$ (122,583)	$ (72,633)	$ (49,950)	$ 9,356
Select Financial Information				
Pre-tax, pre-provision income	$ 35,895	$ 50,463	$ (14,568)	$ 37,913
Fully diluted EPS	$ (0.60)	$ (0.35)	$ (0.24)	$ 0.05
Book value per share	$ 5.60	$ 6.50	$ (0.90)	$ 6.72
Tangible book value per share	$ 5.32	$ 6.21	$ (0.89)	$ 6.42
Common stock price	$ 7.08	$ 6.23	$ 0.85	$ 3.96
Net Interest Margin (GAAP)	4.04%	3.96%	0.08%	3.46%
Efficiency ratio	148.0%	71.0%	77.0%	70.8%

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Results of Operations: FIRST QUARTER KEY MARGIN DRIVERS Q2 vs. Q1 Change in Average Interest Earning Assets & Interest Bearing Liabilities * On a tax equivalent basis and excluding valuations $ ∆ in % ∆ in Average Average Volume Rate Average total investments 92,904 $ 0.33% 2,799 $ Average loans & leases: Residential mortgage loans (15,604) (0.03%) (23) Construction loans (68,855) 0.23% (343) C&I and commercial mortgage loans (189,138) 0.20% 988 Consumer loans 14,039 (0.30%) (282) Total average loans (257,126) 0.10% 376 Average total interest‐earning assets (164,222) 0.11% 3,175 Interest‐bearing liabilities: Brokered CDs (126,436) (0.12%) 1,325 Other interest‐bearing deposits 102,962 (0.05%) 301 Other borrowed funds ‐ (0.01%) (70) Average total interest‐bearing liabilities (68,442) (0.08%) 1,950 Increase in net interest income * 5,125 $ Net Interest Income Changes

Use of Non-GAAP Financial Measures Basis of Presentation Use of Non-GAAP Financial Measures This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles and purchased credit card relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles and purchased credit card relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names. Tangible Common Equity (In thousands, except ratios and per share information) June 30, March 31, December 31, September 30, June 30, 2013 2013 2012 2012 2012 Total equity - GAAP $ 1,222,328 $ 1,403,999 $ 1,485,023 $ 1,484,117 $ 1,448,959 Preferred equity (63,047) (63,047) (63,047) (63,047) (63,047) Goodwill (28,098) (28,098) (28,098) (28,098) (28,098) Purchased credit card relationship (21,649) (22,580) (23,511) (23,920) (24,342) Core deposit intangible (8,158) (8,746) (9,335) (9,923) (10,512) Tangible common equity $ 1,101,376 $ 1,281,528 $ 1,361,032 $ 1,359,129 $ 1,322,960 Total assets - GAAP $ 12,803,169 $ 13,005,876 $ 13,099,741 $ 13,139,747 $ 12,913,650 Goodwill (28,098) (28,098) (28,098) (28,098) (28,098) Purchased credit card relationship (21,649) (22,580) (23,511) (23,920) (24,342) Core deposit intangible (8,158) (8,746) (9,335) (9,923) (10,512) Tangible assets $ 12,745,264 $ 12,946,452 $ 13,038,797 $ 13,077,806 $ 12,850,698 Common shares outstanding 206,982 206,228 206,235 206,179 206,134 Tangible common equity ratio 8.64% 9.90% 10.44% 10.39% 10.29% Tangible book value per common share 5.32 $ 6.21 $ 6.60 $ 6.59 $ 6.42 $ Tangible Equity: Tangible Assets:

1First BanCorp

Use of Non-GAAP Financial Measures

Basis of Presentation

Use of Non-GAAP Financial Measures

This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.

Adjusted Pre-Tax, Pre-Provision Income

One non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress, is adjusted pre-tax, pre-provision income. Adjusted pre-tax, pre-provision income, as defined by management, represents net (loss) income excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and OTTI of investment securities, fair value adjustments on derivatives and liabilities measured at fair value, equity in earnings or losses of unconsolidated entities as well as certain items identified as unusual, non-recurring or non-operating.

From time to time, revenue and expenses are impacted by items judged by management to be outside of ordinary banking activities and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that management believes that a complete analysis of its Corporation's performance requires consideration also of results that exclude such amounts. These items result from factors originating outside the Corporation such as regulatory actions/assessments, and may result from unusual management decisions, such as the early extinguishment of debt.

Pre-Tax, Pre-Provision Income

(Dollars in thousands)

	Quarter Ended				
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
(Loss) income before income taxes	$ (123,562)	$ (71,011)	$ 16,028	$ 19,834	$ 10,901
Add: Provision for loan and lease losses	87,464	111,123	30,466	28,952	24,884
Add: Net loss on investments and impairments	42	117	69	547	143
Less: Unrealized gain on derivative instruments and liabilities measured at fair value	(708)	(400)	(432)	(170)	(506)
Add: Bulk sales related expenses and other professional fees related to the terminated preferred stock exchange offer	3,198	5,096	-	-	-
Add: Loss on certain OREO properties sold as part of the bulk sale of non-performing residential mortgage assets	1,879	-	-	-	-
Add: National gross receipt tax (1)	1,656	-	-	-	-
Add: Write-off collateral pledged to Lehman	66,574	-	-	-	-
Less/Add: Equity in (earnings) losses of unconsolidated entities	(648)	5,538	8,330	2,199	2,491
Adjusted pre-tax, pre-provision income	$ 35,895	$ 50,463	$ 54,461	$ 51,362	$ 37,913
Change from most recent prior quarter-amount	$ (14,568)	$ (3,998)	$ 3,099	$ 13,449	$ 3,116
Change from most recent prior quarter-percentage	-28.9%	-7.3%	6.0%	35.5%	9.0%

(1) Represents the impact of the national gross receipts tax corresponding to the first quarter of 2013, recorded during the second quarter after enactment.

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